                                                                   EXHIBIT 10.10

                                  EMPLOYMENT AGREEMENT
                                  --------------------



         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of July 15, 1997, by and between Capital Trust, a business trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust"), and Donald Meyer ("Executive").



                                    RECITALS
                                    --------

         WHEREAS, Capital Trust desires to employ Executive as Managing Director and Chief Investment Officer of Capital Trust; and

         WHEREAS, Executive desires to be employed by Capital Trust at the salary and benefits provided for herein; and

         WHEREAS, Executive acknowledges and understands that during the course of his employment, Executive will develop certain strategic business relationships and become familiar with certain confidential information of Capital Trust which are exceptionally valuable to Capital Trust and vital to the success of Capital Trust's business; and

         WHEREAS, Capital Trust and Executive desire to protect such business relationships and such confidential information from use to the detriment of Capital Trust or disclosure to third parties.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:



                                     TERMS
                                     -----

                                    PART ONE
                                    --------

                         NATURE AND TERM OF EMPLOYMENT
                         -----------------------------



         1.01  Employment.  Capital Trust hereby agrees to employ Executive,
                ----------
and Executive hereby accepts such employment, as Managing Director and Chief Investment Officer of Capital Trust.

         1.02  Term of Employment.  The term of Executive's employment
                ------------------
hereunder shall be for a period of two years beginning on the date of this Agreement (the "Original Term").

         1.03  Term Extension.  Immediately as of the expiration of the
                --------------
Original Term and each Renewal Period, the term of Executive's employment under this Agreement will automatically renew and extend for successive one year periods (the "Renewal Periods"), unless Capital Trust or Executive shall have delivered to the other written notice of non-renewal at least one hundred twenty
(120) days prior to the expiration of the Original Term or the applicable Renewal Period, in which case the Original Term or the applicable Renewal Period shall expire effective as of the last day of the Original Term or the applicable Renewal Period, as the case may be. The period during which Executive shall be employed by Capital Trust hereunder shall be referred to herein as the "Employment Period."

          1.04  At Will Employment.  Notwithstanding anything to the contrary
                ------------------
contained in this Agreement, Executive's employment by Capital trust shall be "at will", and both the Original Term and the Renewal Periods are subject to termination at any time for any or no reason by either Capital Trust or Executive upon written notice to the other party.

          1.05  Duties.  The duties of Executive shall be as determined by the
                ------
Board of Trustees of Capital Trust (the "Board") consistent with Executive's title and position with the Company, and Executive shall report to, and shall be subject to the direction and control of, the Vice Chairman of the Board and/or Chief Executive Officer of Capital Trust and/or such other officers of Capital Trust as the Board shall determine. Executive agrees to devote his full business time, attention and energies to the diligent performance of his duties hereunder and will not, during the Employment Period, engage in, accept employment from or provide services to any other person, firm, corporation, governmental agency or other entity.


                                    PART TWO
                                    --------

                           COMPENSATION AND BENEFITS
                           -------------------------

          2.01  Salary.  During the Employment Period, Executive shall receive a
                ------
base salary at the rate of $300,000 per annum (the "Base Salary"), payable in regular installments in accordance with Capital Trust's general payroll practices for salaried employees. During the Employment Period, the Base Salary may be increased as of each anniversary of the date of this Agreement in the Board's sole discretion.

          2.02  Bonus.  In addition to his Base Salary, Executive may receive
                -----
during the Employment Period, as determined annually at the discretion of the Board, an annual incentive cash bonus based upon Executive's performance and the profitability of Capital Trust during such period. Notwithstanding anything to the contrary in this Section 2.02, Executive shall be entitled to receive a minimum annual bonus of $150,000 in cash (the "Minimum Annual Bonus"), payable on or about January 1, 1998, and January 1, 1999; provided further, however, that it is agreed that (i) subject to Part Three of this Agreement, Executive shall not have earned and shall not be entitled to receive any portion of the Minimum Annual Bonus if for any or no reason he is not employed by Capital Trust on such dates, and (ii) such minimum bonuses shall not apply to any periods subsequent to January 1, 1999.

          2.03  Benefits.  During the Term of this Agreement, Capital Trust
                --------
agrees to provide to Executive such benefits as are provided to other employees of Capital Trust from time to time, including but not limited to, any health, disability, life, deferred compensation, profit-sharing, pension, vacation, reimbursement of reasonable out-of-pocket business expenses or other employee benefit policies, programs or plans (other than with respect to severance in the event of a termination during the Original Term) which Capital Trust provides to its employees, all at levels determined by the Board and commensurate with Executive's position.

          2.04  Share Plan.  Executive shall participate in Capital Trust's 1997
                -----------
Long-Term Incentive Share Plan, and any successor plan thereto ("Share Plan") at a level determined by the Board and commensurate with his position.

          2.05  Withholding.  Any amounts payable to Executive hereunder shall
                -----------
be paid to Executive subject to all applicable taxes required to be withheld by the Company pursuant to

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

federal, state or local law. Executive or his beneficiary, if applicable, shall be solely responsible for all taxes imposed on Executive or his beneficiary by reason of his receipt of any amount of compensation or benefits payable to Executive hereunder.


                                  PART THREE
                                  ----------

                               SEVERANCE PAYMENTS
                               ------------------

          3.01   General.  Either Capital Trust or Executive may terminate
                 -------
Executive's employment during the Employment Period for any or no reason by delivery to the other party of a written notice (the "Termination Notice") indicating the date Executive's employment is terminated (the "Termination Date").


          3.02  Involuntary Termination without Cause.
                -------------------------------------

          (a) If Capital Trust terminates Executive's employment prior to the expiration of the Original Term for any reason other than Cause, or if Employee terminates his employment prior to the expiration of the Original Term for Good
Reason:

               (i) Capital Trust shall pay to Executive Executive's Base Salary accrued up to the Termination Date and provide Executive with the benefits to which he is entitled under Section 2.03 hereof with respect to the period ending on the Termination Date; and

               (ii) upon execution and delivery by Executive of the form of Release attached hereto as Exhibit A, and the expiration of the seven day
                                ---------
     revocation period provided in said Release without revocation of said Release by Executive, Capital Trust shall pay to Executive, a severance payment equal to (A) the Base Salary payable to Executive over the remainder of the Original Term had Executive not been so terminated (the "Base Severance") and (B) the Minimum Annual Bonus in respect of the first and second year of the Original Term if and to the extent not previously paid to Executive (the "Bonus Severance"). The Base Severance shall be payable over a period of time equal to the remainder of the Original Term had Executive not been so terminated beginning on the Termination Date and in regular installments in accordance with Capital Trust's general payroll practices for salaried employees. The portion, if any, of the Bonus Severance payable in respect of the first year of the Original Term shall be payable no later than January 10, 1998. The portion, if any, of the Bonus Severance payable in respect of the second year of the Original Term shall be payable no later than January 10, 1999. As used in this Agreement, "Good Reason" shall mean a willful and material breach of this Agreement by Capital Trust;

          (b) Notwithstanding anything to the contrary in the Share Plan or in any option agreement thereunder if: (i) Capital Trust terminates Executive's employment at any time during the Employment Period, including, without limitation, during any Renewal Period, for any reason other than Cause; or (ii) Employee terminates his employment at any time during the Employment Period, including, without limitation, during any Renewal Period, for Good Reason; or
(iii) this Agreement is not renewed for any reason after the expiration of the Original Term or any Renewal Period and Executive's employment is then or thereafter terminated at any time either by Capital Trust for any reason other than Cause or by Executive for Good Reason (assuming for purposes of this Section 3.02(b) only that the term of this Agreement had been renewed): (A) all of the initial 75,000 options granted to Executive under the Share Plan (the "Initial Options") which are not vested at the time of termination will automatically vest and become immediately exercisable for the total number of shares purchasable thereunder; and (B) the Initial Options will expire one year from the Termination Date. This Section 3.02(b) shall survive the termination or nonrenewal of this Agreement.

          (c) Except as set forth in this Section 3.02, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever if Executive's employment is terminated prior to the expiration of the Original Term.

         3.03   Voluntary Termination.  If Executive terminates his employment
                ---------------------
voluntarily without Good Reason any time during the Employment Period, Executive shall be entitled to receive only (a) his Base Salary accrued through the Termination Date as set forth in the Termination Notice and (b) the benefits to which he is entitled under Section 2.03 hereof with respect to the period ending on the Termination Date, and Executive shall not be entitled to receive any Base Severance, Bonus Severance or other severance, benefits or compensation of any kind whatsoever.

         3.04 Involuntary Termination for Cause.  If Capital Trust terminates
              ---------------------------------
Executive's employment during the Employment Period for Cause, Executive shall be entitled to receive only (a) his Base Salary accrued through the Termination Date as set forth in the Termination Notice and (b) the benefits to which he is entitled under Section 2.03 hereof with respect to the period ending on the Termination Date, and Executive shall not be entitled to receive any Base Severance, Bonus Severance or other severance, benefits or compensation of any kind whatsoever. As used in this Section 3.04, "Cause" shall mean: (i) fraud, embezzlement or conviction of a felony; (ii) misappropriation of any money, proprietary information or other assets or properties of Capital Trust or any affiliate of Capital other than (A) an isolated, insubstantial and unintentional misappropriation which is promptly remedied by Executive after receipt of notice thereof by Capital Trust, or (B) any good faith dispute regarding reimbursement of expenses or other similar good faith dispute; (iii) willful and material breach by Executive of the terms of this Agreement; and (iv) any other verifiable misconduct of Executive materially and adversely affecting the reputation of Capital Trust.

         3.05 Sole Remedy.  The rights and remedies provided for in this Part
              -----------
Three in connection with the termination of Executive's employment during the Employment Period, voluntarily or involuntarily, for any or no reason, shall be the only remedy, legal or equitable, available to Executive in connection with such termination (but not for claims or causes of action not directly related to such termination, even if arising at the time of termination), and such rights and remedies shall constitute liquidated damages.

                                   PART FOUR
                                   ---------

                 CONFIDENTIAL INFORMATION AND NON-SOLICITATION
                 ---------------------------------------------

          4.01  Definition of Confidential Information.  For the purposes of
                --------------------------------------
this Agreement, the term "Confidential Information" shall mean all information and all documents and other tangible items which record information which is non-public, confidential or proprietary in nature with respect to Capital Trust or its customers, clients or investors and shall include, but shall not be limited to: (a) all information, which at the time or times concerned is protectible as a trade secret under applicable law; (b) business and investment plans and strategies; (c) marketing plans and strategies; and (d) proprietary software and business records. Capital Trust and Executive acknowledge and agree that the Confidential Information is extremely valuable to Capital Trust and the information referred to in subparagraphs (b) through (d) inclusive of this Section 4.01 is especially sensitive and valuable.

          4.02  Non-Disclosure of Confidential Information.  Executive will not
                ------------------------------------------
during, or for a period of two (2) years after termination of Executive's employment for any or no reason, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, or utilize for the Employee's personal benefit of for the benefit of any person, entity, firm or corporation (other than Capital Trust), any Confidential Information.

          4.03  Delivery Upon Termination.  Upon termination of Executive's
                -------------------------
employment with Capital Trust for any or no reason, Executive will promptly deliver to Capital Trust all correspondence, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or media concerning Capital Trust and/or which contains Confidential Information.

          4.04  Restriction Against Employing Capital Trust Employees.
                -----------------------------------------------------
Executive will not, for a period of (1) one year after termination of Executive's employment with Capital Trust for any or no reason, directly or indirectly, whether individually, as a director, stockholder, partner, member, owner, employee or agent of any business, or in any other capacity, solicit for employment or engagement, any person who is employed or otherwise engaged by Capital Trust on, or within 180 days prior to, such termination of Executive.

          4.05  Continuing Obligation.  The obligations, duties and liabilities
                ---------------------
of Executive pursuant to Part Four of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of Executive's employment with Capital Trust for any or no reason, including, but not limited to, the expiration of the Employment Period.

          4.06  Executive Acknowledgment/Injunctive Relief.  Executive
                ------------------------------------------
acknowledges and agrees that the covenants set forth in Part Four hereof are reasonable and necessary for the protection of Capital Trust's business interests, that such covenants will not result in undue economic hardship to Executive, that irreparable injury will result to Capital Trust if Executive breaches any of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, Capital Trust will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of said covenants, Capital Trust shall be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing, any actual monetary damages. If, in any action by Capital Trust against Executive to enforce the provisions of this Part Four, there shall be a final judicial finding that Executive has committed a material breach of this Part Four, Executive shall reimburse Capital Trust for its reasonable costs and expenses in such action (including court costs and reasonable attorney's fees). If, in any action by Capital Trust against Executive to enforce the provisions of this Part Four, there shall be a final judicial finding that Executive has not committed a material breach of this Part Four, Capital Trust shall reimburse Executive for his reasonable costs and expenses in defending such action (including court costs and reasonable attorney's fees). If in any such action there is no judicial finding on the issue of a material breach by Executive of this Part Four, neither party shall be obligated to reimburse the other for costs and expenses relating to the action. Nothing herein shall be construed as prohibiting Capital Trust from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.


                                   PART FIVE
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          5.01  Assignment.  Executive and Capital Trust acknowledge and agree
                ----------
that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights of the parties thereunder cannot be transferred, sold, assigned, pledged or hypothecated, excepting that the rights and obligations of Capital Trust under this Agreement may be assigned or transferred by operation of law pursuant to a merger, consolidation, share exchange, sale of substantially all of Capital Trust's assets, or other reorganization described in Section 368 of the Code, or through liquidation, dissolution or otherwise, whether or not Capital Trust is the continuing entity, provided that the assignee or transferee is the successor to all or substantially all of the assets of Capital Trust and such assignee or transferee assumes the liabilities, obligations and duties of Capital Trust, if any, as contained in this Agreement, either contractually or as a matter of law.

          5.02  Capacity.  Executive hereby represents and warrants that, in
                --------
entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person , firm, partnership, corporation, or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity. In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, Executive shall indemnify Capital Trust from and against any and all manner of expenses and liabilities incurred by Capital Trust or any affiliated company of Capital Trust in connection with such violation or interference or alleged violation or interference.

          5.03  Severability.  If any phrase, clause or provision of this
                ------------
Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

          5.04  Notices.  Any notice, request or other communication required to
                -------
be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person or five (5) days after being deposited in the United States mail, certified or registered, postage pre-paid, return receipt requested and addressed to the party at its or his last known addresses. The address of any party may be changed by notice in writing to the other parties duly served in accordance herewith.

          5.05  Waiver.  The waiver by Capital Trust or Executive of any breach
                ------
of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

          5.06  Governing Law.  This Agreement and the enforcement thereof shall
                -------------
be governed and controlled in all respects by the laws of the State of New York (applicable to agreements to be performed wholly within such state).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.



                         CAPITAL TRUST

                         By:  /s/ John R. Klopp
                              -----------------------------------------
                                  John Klopp, Vice Chairman of the Board
                                  and Chief Executive Officer



                         EXECUTIVE:


                         /s/ Donald Meyer
                         -----------------------------------------------
                             Donald Meyer

                                                                       Exhibit A
                                                                       ---------


                                    RELEASE
                                    -------



          1. Pursuant to the terms of the Employment Agreement made as of June 30, 1997, between Capital Trust, a trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust"), and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, Donald Meyer, being of lawful age, do hereby release, and forever discharge, Capital Trust and its trustees, directors, officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with Capital Trust or any of its subsidiaries or the termination of such employment (but not for actions, causes of action, claims or demands not directly related to such employment or termination of employment, even if arising at the time of termination), which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided,
                                                                 --------
however, that this Release shall not release Capital Trust's obligations with
-------
respect to (a) any rights or remedies to which Executive is entitled under Part 3 of the Agreement or the fourth sentence of Section 4.06 of the Agreement, (b) any statutory or contractual rights to indemnification or related rights to payment or advancement of defense costs, and (c) paragraph 2 of this Release.

          2. Capital Trust agrees that, from and after the date hereof, if asked about the undersigned's separation from Capital Trust, except as otherwise required by applicable law, Capital Trust will not make any public statement regarding such separation other than that the undersigned has left Capital Trust to pursue other interests. From and after the date hereof, Capital Trust will not intentionally make any defamatory or disparaging statements about the undersigned or the undersigned's performance for Capital Trust. For purposes of this paragraph 2 only, Capital Trust shall mean only John Klopp, Craig Hatkoff, Samuel Zell, Sheli Z. Rosenberg, Gary R. Garrabrant (as long as the foregoing persons are still directly or indirectly affiliated with Capital Trust) and any persons then holding the position of trustee or director of Capital Trust.

          3. I agree that, from and after the date hereof, if asked about my separation from Capital Trust, except as otherwise required by applicable law, I will not make any public statement regarding such separation other than that I have left Capital Trust to pursue other interests. From and after the date hereof, I will not intentionally make any defamatory or disparaging statements about Capital Trust, its subsidiaries or their products, services, trustees, directors, officers, shareholders, employees, agents, customers or business relationships.

          4. I further state that I have read this Release and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

          WITNESS my hand this _____ day of ____________ , ____.




                                            _____________________________
                                            Donald Meyer

AGREED AND ACKNOWLEDGED
THIS ______ DAY OF ___________ , ______



CAPITAL TRUST

By: _________________________